UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2013

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.06                      Material Impairments.

Item 9.01                      Financial Statements and Exhibits.

Signatures

Exhibit Index

Exhibit 99.1	Press Release, dated as of January 23, 2013: Ormat Technologies, Inc. Announces a Non-Cash Pre-Tax Charge for Impairment to its North Brawley Geothermal Power Plant.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.06                      Material Impairments.

On January 21, 2013, Ormat Technologies, Inc. (the "Company") determined to record a non-cash pre-tax charge of up to $230 million during the fourth quarter of 2012 for impairment to the Company’s North Brawley power plant located in Imperial County, California.

The North Brawley power plant was placed in service under its power purchase agreement with Southern California Edison (SCE) in 2010 and has been operating at a generation capacity level of between 20MW and 33MW since then, rather than at its initial design capacity of 50MW, because of operational difficulties associated with the geothermal field.  The current generation level has been achieved following significant additional capital expenditures and higher than anticipated operating costs.

In order to improve the economics of the North Brawley power plant, the company approached SCE to discuss various contractual alternatives to the power purchase agreement and, in early 2012, reached a written understanding to engage in discussions with third parties about purchasing the power at better rates.  However, in a letter dated January 14, 2013, SCE informed the company that it is no longer interested in pursuing alternatives to the current power purchase agreement, thus retracting its permission to the company to explore a replacement power purchase agreement with higher electricity prices.

As a result of SCE’s notification and the resulting continuation of the current low price regime under the existing power purchase agreement, coupled with a further understanding of the cost and probability of success of additional well-field work which has been accumulated in the recent months, the company has concluded that it will not be economical to continue to invest the substantial capital required to increase the generating capacity of the North Brawley plant.

Accordingly, the company has decided to operate the plant at the current capacity level of approximately 27 MW and refrain from additional capital investment to expand the capacity.  The company expects to record a non-cash pre-tax charge for impairment to the North Brawley power plant in the fourth quarter of 2012, which is currently estimated to be in an amount of up to $230 million.  The impairment charge will result in a material loss in the fourth quarter and for the full year 2012.  The company does not expect that the impairment charge will affect its ability to meet the financial covenants under any of its corporate debt agreements or materially adversely affect its future operational results.  The Company does not expect the estimated impairment charge to result in any future cash expenditures.

A copy of the Company's press release dated January 23, 2013, announcing the intended impairment charge is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Press Release, dated January 23, 2013: Ormat Technologies, Inc. Announces a Non-Cash Pre-Tax Charge for Impairment to its North Brawley Geothermal Power Plant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date:  January 23, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 23, 2013: Ormat Technologies, Inc. Announces a Non-Cash Pre-Tax Charge for Impairment to its North Brawley Geothermal Power Plant.